UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852 -21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Fortune CPA Inc.

On July 6, 2026 (the “Effective Date”), the Audit Committee of the Board of Directors (the “Audit Committee”) of Future FinTech Group Inc. (the “Company”) approved the dismissal of Fortune CPA Inc. (“Fortune”) as the Company’s independent registered public accounting firm. Fortune has served as the independent registered public accounting firm for the Company since August 2023.

Fortune's audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2025 and December 31, 2024 contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through July 6, 2026, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Fortune on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Fortune, would have caused it to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for the existence of a material weakness in internal control over financial reporting as of December 31, 2024 and December 31, 2025 and through the subsequent interim period preceding the dismissal, relating to insufficient staff with the appropriate level of knowledge, training and experience in U.S. GAAP and SEC reporting requirements, as previously disclosed in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2024 and December 31, 2025. In connection with the material weakness described above, the Audit Committee discussed the subject matter of such reportable event with Fortune, and the Company has authorized Fortune to respond fully to the inquiries of the Company’s successor accountant, Wei, Wei & Co., LLP (“Wei, Wei & Co.”), concerning the subject matter of such reportable event.

The Company provided Fortune with a copy of the disclosures made in this Item 4.01 no later than the date of the filing of this Current Report on Form 8-K and requested Fortune to furnish it with a letter addressed to the SEC, stating whether Fortune agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Fortune’s letter to the SEC dated July 6, 2026 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of Wei, Wei & Co., LLP

On July 6, 2026, the Audit Committee approved the engagement of Wei, Wei & Co. as the Company’s independent registered public accounting firm, effective immediately, and also approved Wei, Wei & Co. to act as the Company’s auditor for the fiscal year ending December 31, 2026, effective as of July 6, 2026.

During the Company’s two most recent fiscal years and the subsequent period from January 1, 2026 to July 6, 2026, the Company did not consult with Wei, Wei & Co. regarding any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
16.1	Letter from Fortune CPA Inc. dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: July 9, 2026	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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